UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2006
The Enstar Group, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-07477	63-0590560

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Madison Avenue Montgomery, Alabama 36104

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (334) 834-5483
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
Signatures
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-2.2 RECAPITALIZATION AGREEMENT
EX-2.3 SUPPORT AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On May 23, 2006, The Enstar Group, Inc. (“Enstar”), a Georgia corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Castlewood Holdings Limited (“Castlewood”), a Bermuda company, and CWMS Subsidiary Corp., a Georgia corporation and a direct wholly-owned subsidiary of Castlewood, pursuant to which CWMS Subsidiary Corp. will be merged (the “Merger”) with and into Enstar, and Enstar, which will be renamed Enstar USA, Inc., will become a direct wholly-owned subsidiary of Castlewood. Holders of shares of Enstar common stock will be entitled to receive one ordinary share of Castlewood in the Merger for each share of Enstar common stock they own.
     Immediately following the Merger, shareholders of Enstar will hold approximately 48.5% of the outstanding ordinary shares of the combined entity, which will be based in Bermuda and is expected to list its shares on Nasdaq. Enstar also expects to pay, in connection with but prior to the Merger, a special dividend of $3.00 per share, or approximately $17.3 million in the aggregate. The record date for such dividend will be set at a later date and announced prior to the consummation of the Merger.
     The Board of Directors of each of Enstar and Castlewood unanimously approved the terms and conditions of the Merger Agreement. The transaction is expected to close during the third quarter of 2006, subject to the satisfaction of various closing conditions, including the approval by the shareholders of Enstar and Castlewood and the obtaining of certain governmental and regulatory approvals and decisions. The Merger is intended to qualify as a reorganization for federal income tax purposes.
     On May 23, 2006, J. Christopher Flowers, John J. Oros and Nimrod T. Frazer, who collectively beneficially own approximately 36% of the shares and approximately 30% of the voting power of Enstar, entered into a Support Agreement (the “Support Agreement”) with Castlewood pursuant to which such shareholders agreed, among other things, to vote their shares of common stock of Enstar in favor of the adoption and approval of the Merger Agreement and the Merger.
     In addition, on May 23, 2006, Castlewood, Enstar, Trident II, L.P. (“Trident”) and certain other shareholders of Castlewood entered into a Recapitalization Agreement (the “Recapitalization Agreement”), which provides, among other things, for: a recapitalization of Castlewood in which all outstanding shares will be exchanged for newly created ordinary shares; the designation of the initial Board of Directors of Castlewood immediately following the Merger; repurchases of certain shares of Castlewood from Trident and its affiliates; payments in respect of certain other shares of Castlewood; the purchase by Castlewood or its designee of the shares of B.H. Acquisition Ltd., a Bermuda company, held by an affiliate of Trident; and the adoption of new bye-laws that will include, among other things, certain restrictions on transfers and voting of the ordinary shares. Castlewood shareholders holding the number of shares required to approve the Recapitalization Agreement and the transactions contemplated thereby have agreed to vote in favor of such agreements and transactions.
     The Recapitalization Agreement also restricts the transfer by the shareholders party thereto of Castlewood shares received in the recapitalization for one year, subject to certain exceptions, and provides that at the time of the recapitalization certain shareholders of Castlewood will enter into a registration rights agreement entitling them to require Castlewood to register their ordinary shares of Castlewood for resale under the United States Securities Act of 1933, as amended, beginning one year after the consummation of the merger, although Trident and certain of its affiliates have the right to register up to 750,000 shares of their Castlewood stock 90 days after the consummation of the merger. The directors of Enstar have agreed to similar transfer restrictions on their shares of Castlewood, and will receive registration rights pursuant to the same registration rights agreement. Castlewood also has agreed, subject to consummation of the Merger Agreement, to repurchase from two directors of Enstar, T. Whit Armstrong and T. Wayne Davis, upon their request, during a 30-day window period commencing January 15, 2007, at then prevailing market prices, such number of shares as provides an amount sufficient for T. Whit Armstrong and T. Wayne Davis to pay taxes on compensation income resulting from the exercise of options in respect of a combined aggregate number not to exceed 50,000 shares repurchased.
     At the meeting to approve the Merger Agreement, the Board of Directors of Enstar also approved an amendment to The Enstar Group, Inc. Deferred Compensation and Stock Plan for Non-Employee Directors, as a result of which all additional accruals shall be distributable solely in cash.
     Enstar currently owns 50% of the voting stock of Castlewood and Trident and certain members of management of Castlewood each own 25% of Castlewood’s voting stock. Enstar owns an approximately 32% economic interest in Castlewood.
     The foregoing description of the Merger, the Merger Agreement, the Recapitalization Agreement and the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference, the Recapitalization Agreement, which is filed as Exhibit 2.2 hereto and is incorporated into this report by reference, and the Support Agreement, which is filed as Exhibit 2.3 hereto and is incorporated into this report by reference.
     The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Enstar or Castlewood. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were intended principally to allocate risk between Enstar and Castlewood or establish closing conditions, rather than to establish matters of fact. Such assertions may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts regarding Enstar or Castlewood.
Item 8.01. Other Events.
     On May 24, 2006, Enstar and Castlewood issued a joint press release announcing that they entered into the Merger Agreement and various other matters. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 23, 2006, among The Enstar Group, Inc., Castlewood Holdings Limited and CWMS Subsidiary, Inc.

2.2	Recapitalization Agreement, dated as of May 23, 2006, among Castlewood Holdings Limited, The Enstar Group, Inc. and the other parties signatory thereto.

2.3	Support Agreement, dated as of May 23, 2006, among Castlewood Holdings Limited and certain of The Enstar Group, Inc. stockholders signatory thereto.

99.1	Text of Joint Press Release of Enstar and Castlewood, dated May 24, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2006

THE ENSTAR GROUP, INC.

	By:	/s/ Cheryl D. Davis
		Name:	Cheryl D. Davis
		Title:	Chief Financial Officer